Exhibit 99.1

FOR IMMEDIATE RELEASE	NOVEMBER 5, 2012

SYKES ENTERPRISES, INCORPORATED REPORTS

THIRD-QUARTER 2012 FINANCIAL RESULTS

—Third quarter revenues exceed business outlook range

—EMEA’s capacity rationalization yields solid operating margins

—Raising full-year 2012 business outlook

TAMPA, FL – November 5, 2012 — Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NasdaqGS: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the third quarter ended September 30, 2012.

Third Quarter 2012 Financial Highlights

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 · 800 · TO · SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

•  Third quarter 2012 revenues from continuing operations of $280.5 million decreased $12.8 million, or 4.4%, from $293.3 million in the comparable quarter last year; third quarter 2012 revenues included $10.1 million in revenue contribution from the Alpine Access acquisition, which closed August 20, 2012; excluding the revenue contribution from Alpine Access and on a constant currency basis, third quarter 2012 comparable revenues decreased 6.2% as better-than-expected demand from certain clients within the communications and financial services verticals was more than offset by end-of-life client programs and the effect of strategic actions (the previously announced exit from Ireland and South Africa and capacity rationalization in Amsterdam, as well as capacity rationalization related to the integration of the ICT acquisition), revenues from both of which were included in the year-ago quarter

•  Third quarter 2012 operating margin from continuing operations on a GAAP basis was 3.1% versus 7.5% in the comparable quarter last year; on a non-GAAP basis (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 6 for reconciliation), third quarter 2012 operating margin was 6.0% versus 8.4% in the same period last year, with the decrease due largely to previously discussed end-of-life client programs, coupled with unfavorable foreign exchange impact in the current quarter; the year-ago quarter included benefits from an insurance claim settlement related to Typhoon Ondoy in the Philippines and a business tax refund in China (with a combined contribution of 0.3% to operating margins)

•  Third quarter 2012 diluted earnings per share from continuing operations on a GAAP basis were $0.19 versus $0.42 in the comparable quarter last year, with the reduction due largely to a combination of end-of-life client programs and transaction costs related to the Alpine Access acquisition, which more than offset the impact of a lower tax rate

•

On a non-GAAP basis, third quarter 2012 diluted earnings per share from continuing operations were $0.31 versus $0.46 in the same period last year (see Exhibit 6 for reconciliation), with the decrease driven principally by the impact of end-of-life client programs

•

Consolidated seat capacity decreased to 40,200 seats in third quarter 2012 from 41,800 seats in the comparable period last year; consolidated capacity utilization rates increased to 73% in third quarter 2012 from 72% in the comparable period last year due to capacity rationalization

Americas Region

Revenues from continuing operations from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), decreased 1.6% to $237.5 million, or 84.7% of total revenues, for the third quarter of 2012 compared to $241.5 million, or 82.3% of total revenues, in the prior year’s third quarter. The Alpine Access acquisition contributed $10.1 million of revenue to the Americas region in the third quarter of 2012. Excluding the revenue contribution from Alpine Access and on a constant currency basis, the 5.5% comparable decline in Americas’ revenues from continuing operations was largely a result of previously discussed end-of-life client programs and lower demand from existing clients due to economic uncertainty, which more than offset the increase in demand from the financial services vertical and the communications vertical, which was partly driven by the launch of Apple’s iPhone 5.

During the quarter, revenues from continuing operations generated from services provided offshore decreased to 47% from 49% in the same period last year due largely to a decline in offshore revenues driven by end-of-life client programs, revenues from which were included in the year-ago quarter.

Sequentially, revenues from continuing operations generated from the Americas region increased 7.4% to $237.5 million in the third quarter of 2012 compared to $221.2 million, or 83.5% of total revenues, in the second quarter of 2012. The Alpine Access acquisition contributed $10.1 million of revenue to the Americas region in the third quarter of 2012. Excluding the revenue contribution from Alpine Access and on a constant currency basis, the 1.7% increase in Americas’ revenues from continuing operations was largely a result of demand from the financial services vertical and the communications vertical, which was partly driven by the launch of Apple’s iPhone 5, coupled with a seasonally stronger third quarter driven by the back-to-school business activity.

The Americas income from continuing operations for the third quarter of 2012 decreased 30.0% to $21.7 million, with an operating margin of 9.1% versus 12.8% in the comparable quarter last year. On a non-GAAP basis (see Exhibit 7 for reconciliation), the Americas operating margin from continuing operations was 11.0% versus 13.9% in the comparable quarter last year, with the decrease due largely to previously discussed end-of-life client programs, coupled with the unfavorable foreign exchange impact in the current quarter. The year-ago quarter reflects the proceeds from an insurance claim settlement related to Typhoon Ondoy in the Philippines and a business tax refund in China, which contributed 0.4% to Americas operating margin in the year-ago quarter.

Sequentially, the Americas income from continuing operations for the third quarter of 2012 increased 4.2% to $21.7 million, with an operating margin of 9.1% versus 9.4% in the second quarter of 2012. On a non-GAAP basis (see Exhibit 7 for reconciliation), the Americas operating margin from continuing operations was essentially unchanged at 11.0%, which reflects the current quarter step-up in investment in facility upgrades and transfers.

EMEA Region

Revenues from continuing operations from the Company’s Europe, Middle East and Africa (EMEA) region decreased 17.1% to $43.0 million, representing 15.3% of total revenues for the third quarter of 2012, compared to $51.8 million, or 17.7% of total revenues, in the prior year’s third quarter (EMEA’s revenues were down 9.2% on a constant currency basis). The constant currency decrease in EMEA revenues from continuing operations was largely a result of previously discussed end-of-life client programs and the effect of strategic actions (the Company’s planned exit from Ireland, South Africa and capacity rationalization in Amsterdam).

Sequentially, revenues from continuing operations from the Company’s EMEA region decreased 1.4% to $43.0 million for the third quarter of 2012 compared to $43.6 million, or 16.5% of SYKES’ total revenues in the second quarter of 2012 quarter (EMEA’s revenues were down 0.3% on a constant currency basis sequentially). The constant currency decrease in EMEA revenues from continuing operations was largely a result of reduction in demand.

The EMEA region’s income from continuing operations for the third quarter of 2012 was $2.4 million, or 5.5% of EMEA revenues, versus operating income of $1.9 million, or 3.7% of revenues, in the comparable quarter last year. On a non-GAAP basis (see Exhibit 7 for reconciliation), the operating margin from continuing operations was 5.7% versus 3.7% in the same period last year. The improvement was due largely to the conclusion of the previously discussed strategic actions more than offsetting the unfavorable foreign exchange impact.

Sequentially, the EMEA region’s income from continuing operations for the third quarter of 2012 was $2.4 million, or 5.5% of revenues versus an operating loss of $0.9 million, or a negative 2.0% of revenues, in the second quarter of 2012. On a non-GAAP basis (see Exhibit 7 for reconciliation), the EMEA operating margin from continuing operations was 5.7% versus a negative 1.9% in the second quarter of 2012, with the improvement due to the previously discussed strategic actions and more work days relative to the second quarter.

Corporate G&A Expenses

Corporate costs increased to $15.3 million, or 5.5% of revenues, in the third quarter of 2012, compared to $10.8 million, or 3.7% of revenues, in the comparable quarter last year, with the increase driven principally by transaction costs related to the Alpine Access acquisition. On a non-GAAP basis (see Exhibit 7 for reconciliation), corporate costs increased to $11.9 million, or 4.2% of revenues, from $10.8 million, or 3.7% of revenues, in the comparable period last year driven principally by performance-related variable incentive compensation.

Sequentially, corporate costs increased to $15.3 million, or 5.5% of revenues, in the third quarter of 2012, from $11.2 million, or 4.2% of revenues, in the second quarter of 2012, due to the above-mentioned factor. On a non-GAAP basis (see Exhibit 7 for reconciliation), corporate costs increased to $11.9 million from $11.2 million in the second quarter, but remained unchanged at 4.2% of revenues.

Interest & Other Expense and Taxes

Interest and other expense for the third quarter of 2012 was $0.8 million versus $0.2 million in the comparable quarter last year, with the increase in interest and other expense primarily attributable to adverse movements in foreign exchange rates.

The Company had a 3.9% tax benefit from continuing operations for the third quarter of 2012 versus a 13.6% tax rate in the same period last year and below the estimated 25% provided in the Company’s August 2012 business outlook. The tax benefit versus the year-ago period’s tax rate and relative to the August 2012 business outlook tax rate was driven principally by transaction costs related to the Alpine Access acquisition, which lowered pre-tax income in a higher tax-rate jurisdiction.

On a non-GAAP basis, the third quarter 2012 effective tax rate from continuing operations was 14.6% compared to 15.7% in the same period last year and below the estimated 26% provided in the Company’s August 2012 business outlook. The decrease versus the year-ago period and relative to the August 2012 business outlook was due mainly to a shift in the geographic mix of earnings to lower tax rate jurisdictions.

Liquidity and Capital Resources

The Company’s balance sheet at September 30, 2012 remained strong with cash and cash equivalents of $176.6 million. Approximately 96%, or $169.5 million, was held in international operations and may be subject to additional taxes if repatriated to the United States, including withholding tax applied by the country of origin and U.S. taxes on the dividend income. The final purchase price paid for Alpine Access was approximately $149 million, which reflects working capital adjustments. At quarter-end, the Company had approximately $98 million of borrowings outstanding under its revolving senior credit facility, which as of September 30th was down by $10 million since the acquisition close. At quarter end, the senior credit facility had $147 million of undrawn borrowing capacity.

Business Outlook

•

The Company’s fourth quarter and full year 2012 business outlook reflects the contribution of the Alpine Access acquisition. Alpine Access’ demand and operating margin trajectory in the fourth quarter remain consistent with internal expectations as the Company commences the integration of the acquisition, which is expected to be completed over the next eight to twelve months. Alpine Access’ revenue and margin contribution aside, the Company expects underlying demand trends in the fourth quarter to improve slightly relative to the third quarter of 2012 and above its previously revised business outlook on August 6, 2012. The Company expects the better-than-expected demand trends to come from clients within the communications, financial services and technology verticals. Facility upgrade and transfer costs, however, are expected to somewhat mitigate some of the benefits from the better-than-expected demand trends in the fourth quarter;

•

The Company’s revenues and adjusted diluted earnings per share assumptions for the fourth quarter and full year 2012 are based on foreign exchange rates as of October 2012. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a significant impact, positive or negative, on revenues and adjusted earnings per share relative to the business outlook for the fourth quarter and full-year 2012. In addition, although Hurricane Sandy’s impact on the Company’s operations has been immaterial, there is a potential for client demand dynamics being impacted in the aftermath;

•

While the strategic actions in EMEA were completed in the third quarter of 2012, the Company continues to make headway with rationalization of underutilized capacity in the U.S. related to the integration of the ICT acquisition. Separately, the Company achieved its 2012 gross seat addition target of approximately 3,700 seats at the end of the third quarter of 2012. The Company expects the net seat count to decline by approximately 2,000 seats by the end of 2012 relative to its year-end 2011 seat count;

•

The Company expects net interest expense of approximately $0.4 million in the fourth quarter related to borrowings outstanding under the revolving senior credit facility. The Company also expects other expense of approximately $0.5 million for the fourth quarter, with a combined interest and other expense of approximately $2.7 million for the full year 2012. These amounts exclude the potential impact of any future foreign exchange gains or losses in other expense; and

•

The Company expects a higher effective tax rate for fourth quarter 2012 relative to third quarter 2012, as the third quarter effective tax rate reflected the impact of Alpine Access-related transaction costs. For the full year 2012, the Company expects a lower effective tax rate relative to its previous business outlook on August 6, 2012 due to the aforementioned reason.

Considering the above factors, the Company anticipates the following financial results for the three months ended December 31, 2012:

•	Revenues in the range of $300.0 million to $305.0 million
•	Effective tax rate of approximately 18%; on a non-GAAP basis, an effective tax rate of approximately 23%
•	Fully diluted share count of approximately 43.0 million
•	Diluted earnings per share of approximately $0.18 to $0.23
•	*Non-GAAP diluted earnings per share in the range of $0.28 to $0.33
•	Capital expenditures in the range of $14.0 million to $18.0 million

For the twelve months ended December 31, 2012, the Company anticipates the following financial results:

•	Revenues in the range of $1,123.0 million to $1,128.0 million
•	Effective tax rate of approximately 14%; on a non-GAAP basis, an effective tax rate of approximately 19%
•	Fully diluted share count of approximately 43.1 million
•	Diluted earnings per share of approximately $0.80 to $0.85
•	*Non-GAAP diluted earnings per share in the range of $1.17 to $1.22
•	Capital expenditures in the range of $40.0 million to $44.0 million

*See “Business Outlook Reconciliation” (Exhibit 10) for Fourth Quarter and Full-Year 2012 non-GAAP diluted earnings per share reconciliation.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, November 6, 2012, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP income from continuing operations, non-GAAP operating margins, non-GAAP tax rate, non-GAAP income from continuing operations, net of taxes, per diluted share and non-GAAP income from continuing operations by segment are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results from operations and how management evaluates and measures such performance. These non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing comprehensive customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore and virtual at-home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, and the ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and Alpine Access and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	September 30, 2012	September 30, 2011	June 30, 2012
Revenues	$280,526	$293,310	$264,802
Direct salaries and related costs	(183,628)	(189,082)	(174,630)
General and administrative	(87,905)	(82,116)	(81,533)
Net gain (loss) on disposal of property and equipment	(199)	8	66
Impairment of long-lived assets	(122)	(38)	—

Income from continuing operations	8,672	22,082	8,705
Total other income (expense), net	(839)	(244)	(446)

Income from continuing operations before income taxes	7,833	21,838	8,259
Income taxes	309	(2,969)	(511)

Income from continuing operations, net of taxes	8,142	18,869	7,748
(Loss) from discontinued operations, net of taxes	—	(755)	—
(Loss) on sale of discontinued operations, net of taxes	—	—	—

Net income (loss)	$8,142	$18,114	$7,748

Net income (loss) per share:
Basic:
Continuing operations	$0.19	$0.42	$0.18
Discontinued operations	0.00	(0.02)	0.00

Net income (loss) per share	$0.19	$0.40	$0.18

Diluted:
Continuing operations	$0.19	$0.42	$0.18
Discontinued operations	0.00	(0.02)	0.00

Net income (loss) per share	$0.19	$0.40	$0.18

Weighted average shares:
Basic	43,014	45,557	43,094
Diluted	43,031	45,653	43,103

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Nine Months Ended
	September 30, 2012	September 30, 2011
Revenues	$823,426	$893,033
Direct salaries and related costs	(536,758)	(581,952)
General and administrative	(254,247)	(259,019)
Net gain (loss) on disposal of property and equipment	(83)	3,432
Impairment of long-lived assets	(271)	(764)

Income from continuing operations	32,067	54,730
Total other income (expense), net	(1,838)	(2,152)

Income from continuing operations before income taxes	30,229	52,578
Income taxes	(3,569)	(6,224)

Income from continuing operations, net of taxes	26,660	46,354
(Loss) from discontinued operations, net of taxes	(820)	(3,091)
(Loss) on sale of discontinued operations, net of taxes	(10,707)	—

Net income (loss)	$15,133	$43,263

Net income (loss) per share:
Basic:
Continuing operations	$0.62	$1.01
Discontinued operations	(0.27)	(0.07)

Net income (loss) per share	$0.35	$0.94

Diluted:
Continuing operations	$0.62	$1.00
Discontinued operations	(0.27)	(0.06)

Net income (loss) per share	$0.35	$0.94

Weighted average shares:
Basic	43,130	46,106
Diluted	43,179	46,202

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	September 30, 2012	September 30, 2011	June 30, 2012
Revenues:
Americas	$237,541	$241,481	$221,214
EMEA	42,985	51,829	43,588

Total	$280,526	$293,310	$264,802

Operating Income:
Americas	$21,654	$30,950	$20,778
EMEA	2,359	1,893	(886)
Corporate G&A expenses	(15,341)	(10,761)	(11,187)

Income from continuing operations	8,672	22,082	8,705
Total other income (expense), net	(839)	(244)	(446)
Income taxes	309	(2,969)	(511)

Income from continuing operations, net of taxes	$8,142	$18,869	$7,748

	Nine Months Ended
	September 30, 2012	September 30, 2011
Revenues:
Americas	$688,841	$735,559
EMEA	134,585	157,474

Total	$823,426	$893,033

Operating Income:
Americas	$69,388	$89,353
EMEA	1,861	1,171
Corporate G&A expenses	(39,182)	(35,794)

Income from continuing operations	32,067	54,730
Total other income (expense), net	(1,838)	(2,152)
Income taxes	(3,569)	(6,224)

Income from continuing operations, net of taxes	$26,660	$46,354

Sykes Enterprises, Incorporated

Condensed Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	September 30, 2012	December 31, 2011
Assets:
Current assets	$460,591	$482,074
Property and equipment, net	99,411	91,080
Goodwill & intangibles, net	301,018	165,814
Other noncurrent assets	43,595	30,162

Total assets	$904,615	$769,130

Liabilities & Shareholders’ Equity:
Current liabilities	$166,426	$149,285
Noncurrent liabilities	146,601	46,279
Shareholders’ equity	591,588	573,566

Total liabilities and shareholders’ equity	$904,615	$769,130

Sykes Enterprises, Incorporated

Supplementary Data

	Q3 2012	Q3 2011
Geographic Mix (% of Total Revenues):
Americas (1)	85%	82%
Europe, Middle East & Africa (EMEA)	15%	18%

Total	100%	100%

(1)    Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2012	Q3 2011
Vertical Industry Mix (% of Total Revenues):
Communications	32%	30%
Financial Services	30%	28%
Technology / Consumer	16%	20%
Transportation & Leisure	9%	9%
Healthcare	8%	7%
Other	5%	6%

Total	100%	100%

	Seat Capacity (2)
	Q3 2012	Q3 2011	Q2 2012
Americas (3)	34,900	35,900	35,800
EMEA	5,300	5,900	5,700

Total	40,200	41,800	41,500

Offshore	22,400	22,600	23,600

	Capacity Utilization
	Q3 2012	Q3 2011	Q2 2012
Americas (3)	72%	73%	69%
EMEA	78%	70%	70%

Total	73%	72%	70%

Offshore	77%	75%	72%

(2)    The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of third quarter 2012, the Company had approximately 2,500 agent FTEs working virtually from home both in the U.S. and Canada, including 1,900 from Alpine Access.

(3)    Americas data includes offshore as some clients in the U.S. are serviced from offshore geographies, including The Philippines, Costa Rica, etc.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	September 30, 2012	September 30, 2011
Cash Flow From Operating Activities:
Net income (loss)	$8,142	$18,114
Depreciation and amortization	12,356	13,364
Changes in assets and liabilities and other	9,951	14,373

Net cash provided by operating activities	$30,449	$45,851

Capital expenditures	$12,549	$8,421
Cash interest paid	$1,198	$266
Cash taxes paid	$3,369	$6,143

	Nine Months Ended
	September 30, 2012	September 30, 2011
Cash Flow From Operating Activities:
Net income (loss)	$15,133	$43,263
Depreciation and amortization	36,677	41,630
Changes in assets and liabilities and other	3,524	(4,994)

Net cash provided by operating activities	$55,334	$79,899

Capital expenditures	$26,355	$21,788
Cash interest paid	$1,726	$787
Cash taxes paid	$25,673	$18,233

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	September 30, 2012	September 30, 2011	June 30, 2012

GAAP income from continuing operations	$8,672	$22,082	$8,705
Adjustments:
Acquisition-related severance & consulting engagement costs	697	—	—
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,766	2,987	3,039
Merger & integration costs	3,045	49	106
EMEA restructuring	104	—	76
Other	418	(437)	550

Non-GAAP income from continuing operations	$16,702	$24,681	$12,476

	Three Months Ended
	September 30, 2012	September 30, 2011	June 30, 2012

GAAP income from continuing operations, net of taxes, per diluted share	$0.19	$0.42	$0.18
Adjustments:
Acquisition-related severance & consulting engagement costs	0.01	—	—
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06	0.05	0.05
Merger & integration costs	0.05	0.00	0.00
EMEA restructuring	0.00		0.00
Other	0.00	(0.01)	0.01

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.31	$0.46	$0.24

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

GAAP income from continuing operations	$21,654	$30,950	$2,359	$1,893	($15,341)	($10,761)
Adjustments:
Acquisition-related severance & consulting engagement costs	320				377
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,766	2,987
Merger & integration costs		38		11	3,045
EMEA restructuring			104
Other	418	(437)

Non-GAAP income from continuing operations	$26,158	$33,538	$2,463	$1,904	($11,919)	($10,761)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2012	June 30, 2012	September 30, 2012	June 30, 2012

GAAP income from continuing operations	$21,654	$20,778	$2,359	($886)	($15,341)	($11,187)
Adjustments:			—
Acquisition-related severance & consulting engagement costs	320	—	—	—	377	—
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,766	3,039	—	—	—	—
Merger & integration costs	—	106	—	—	3,045	—
EMEA restructuring	—	—	104	76	—	—
Other	418	550	—	—	—	—

Non-GAAP income from continuing operations	$26,158	$24,473	$2,463	($810)	($11,919)	($11,187)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Nine Months Ended
	September 30, 2012	September 30, 2011

GAAP income from continuing operations	$32,067	$54,730
Adjustments:
Acquisition-related severance & consulting engagement costs	697	126
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	9,819	9,039
Merger & integration costs	3,151	668
EMEA restructuring	1,279
Other	968	(1,305)

Non-GAAP income from continuing operations	$47,981	$63,258

	Nine Months Ended
	September 30, 2012	September 30, 2011

GAAP income from continuing operations, net of taxes, per diluted share	$0.62	$1.00
Adjustments:
Acquisition-related severance & consulting engagement costs	0.01	—
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.16	0.14
Merger & integration costs	0.06	0.01
EMEA restructuring	0.03
Other	0.01	(0.02)

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.89	$1.13

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

GAAP income from continuing operations	$69,388	$89,353	$1,861	$1,171	($39,182)	($35,794)
Adjustments:
Acquisition-related severance & consulting engagement costs	320	—			377	126
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	9,819	9,039
Merger & integration costs	106	288		367	3,045	13
EMEA restructuring			1,179		100
Other	968	(3,483)				2,178

Non-GAAP income from continuing operations	$80,601	$95,197	$3,040	$1,538	($35,660)	($33,477)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook Fourth Quarter 2012

GAAP income from continuing operations, net of taxes, per diluted share	$0.18 – $0.23
Adjustments:
Acquisition-related severance & consulting engagement costs
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.08
Merger & integration costs	0.01
EMEA restructuring
Other	0.01

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.28 – $0.33

Business Outlook Full Year 2012

GAAP income from continuing operations, net of taxes, per diluted share	$0.80 – $0.85
Adjustments:
Acquisition-related severance & consulting engagement costs	0.01
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.24
Merger & integration costs	0.07
EMEA restructuring	0.03
Other	0.02

Non-GAAP income from continuing operations, net of taxes, per diluted share	$1.17 – $1.22